                                                                    EXHIBIT 99.1


PRESS RELEASE                                                          [i2 LOGO]


i2 ANNOUNCES SECOND QUARTER 2001 RESULTS
First Half 2001 Total Revenues Grow 39% to $598 Million


         DALLAS - JULY 18, 2001 - i2 Technologies, Inc. (Nasdaq: ITWO), the leading provider of dynamic value chain solutions, announced today its full results for the second quarter of 2001. Total revenues were $241 million, including license revenues of $106 million, compared to total revenues of $243 million, including license revenues of $150 million in the same period a year ago. Financial results for the second quarter of 2000 include the results of operations of Aspect Development from the date of acquisition, June 9, 2000.

         "Our results reflect the very difficult market conditions we faced in the second quarter, and we have initiated plans to help us deal with these conditions more effectively," said Greg Brady, chief executive officer of i2. "We are the market leader - we have the best solutions, the best customers, a great track record, the best team and the vision to win. We are focused on executing and positioning i2 for success in the future, such that we make the most of our opportunities when market conditions eventually improve."

         The company reported a loss per share of $.16 on a pro forma basis for the second quarter of 2001, compared to diluted earnings of $.05 per share on a pro forma basis for the second quarter of 2000. This quarter's results include the effects of a $26 million special bad debt charge taken primarily as a result of conditions surrounding public marketplace and dot-com customers. Excluding this charge from the pro forma results, the second quarter 2001 loss per share is $.12.

         Pro forma results exclude amortization of intangibles and acquired technology, write-off of in-process R&D and acquisition-related expenses, employer taxes on stock option exercises, restructuring charges and net losses realized on minority investments. The restructuring charge of $33 million for the second quarter of 2001 principally relates to reductions in headcount and facilities. Loss per share on a GAAP basis for the second quarter of 2001 was $2.08 compared to a loss of $.83 for the second quarter of 2000. The year-to-date loss per share on a GAAP basis was $3.99 for 2001 compared to a loss of $.83 for the first six months of 2000.

         For the six months ended June 30, 2001, license and total revenues were $317 million and $598 million respectively, compared to license and total revenues of $264 million and $429 million in the first half of 2000.

         Brady was promoted to CEO on May 2, 2001. Shortly after his appointment, he unveiled his 120-Day Plan to strengthen i2's operations. Throughout the remainder of the second quarter, the company worked toward the realization of this plan. The seven components of the plan, along with the company's second quarter results and performance relative to the 120-Day Plan, are detailed below:

ACHIEVE ORGANIZATIONAL ALIGNMENT

         i2 has already executed on several organizational changes to realign the company around its business objectives. The company will continue to make changes as necessary.




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i2 ANNOUNCES SECOND QUARTER 2001 RESULTS
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CREATE A SUSTAINABLE COST STRUCTURE

         Cost control initiatives brought total pro forma costs and expenses down to $322 million, excluding the special charge for bad debt, from $350 million in the first quarter. These initiatives include virtually every function and group of the i2 global organization.

         "We are pleased with the early progress of our cost-control initiatives and we are continuing to look for ways to run the business more efficiently," stated Bill Beecher, chief financial officer. "Faced with continued market weakness and an expected operating loss in our third quarter, we will be forced to make difficult decisions regarding further reductions in our workforce and expense structure."

REALIGN THE SALES FORCE AROUND HIGHEST-VALUE PRODUCTS

         "Our Supply Chain Management (SCM) solutions and Supplier Relationship Management (SRM) solutions have created tremendous value for our customers and we are focusing our sales efforts around them," said Brady. "As a result, this quarter we announced recent sales to customers such as Ontario Power in utilities, Argos in retail, Kraft Foods in consumer packaged goods, and Mitsubishi Electric in high-tech."

         By focusing i2's efforts around its highest-value solutions, customers can be more assured of achieving the greatest returns from proven solutions in the shortest amount of time.

INCREASE DEMAND GENERATION PROGRAMS

         i2 recently announced the creation of the i2 Value Delivery Series, consisting of 75 worldwide half-day seminars, Webinars and executive events featuring some of the world's leading e-business professionals and industry experts sharing their experiences and best practices for gaining a competitive advantage through dynamic value chain creation. The series' debut event was held in Chicago today and was co-sponsored by Sun Microsystems.

FOCUS ON MARKETING CUSTOMER SUCCESSES

         "We recognize that the faster we get a customer live and realizing value, the more likely they are to purchase additional solutions from us, and the more likely they will be a reference for new customers," said Hiten Varia, chief delivery officer. "By utilizing our templatized solutions and business release implementation strategies, we're focused on reducing the implementation times for our solutions."

         i2 has a long history of customer successes through value delivery. During the second quarter of 2001, 120 customers went into production with i2 solutions. Go-lives announced this quarter include Fujitsu HDD in high-tech, VF Corporation in softgoods, Nucor Steel in metals, DaimlerChrysler in automotive, Barnes & Noble in retail and Josef L. Meyer GmbH in shipbuilding.

         Additionally, at i2's Planet2001 High-Tech Industry Conference, i2 awarded Value Chain Management Best Practices Awards to Altera, Applied Materials, Cypress Semiconductor, Dell, ON Semiconductor, Siemens, Sun Microsystems, Texas Instruments, and Toshiba, recognizing them for their forward-thinking vision and honoring them as examples of what is possible through value chain management. i2 is committed to continuing to work with its customers to help them achieve excellence in value chain management.

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i2 ANNOUNCES SECOND QUARTER 2001 RESULTS
PAGE 3

UTILIZE PARTNERS THAT CREATE MORE DEMAND FOR i2, CREATING AN "i2 ECOSYSTEM"

         While enjoying success through its current alliances with Accenture, Broadvision, Cap Gemini Ernst & Young, IBM, PricewaterhouseCoopers, RightWorks, webMethods, and others, i2 added several new partners, furthering its strategy of partnering with the best-in-breed software, hardware and consulting providers. At eDay 2001 in New York, i2 announced new alliances with Sun Microsystems and iPlanet. Additionally, i2 announced partnerships in the second quarter with SESAMi in Asia, Synchrony in South Africa, MRO Software for maintenance, repair and operations solutions, Mercari in the retail industry and CMG Admiral in the oil industry.

CREATE A PRODUCT THAT IS PACKAGED FOR HIGH-VOLUME SALES

         Later this year, i2 will unveil i2 Release 5.2, a significant step forward in the evolution of i2 solutions. This unified solution is designed to optimize processes that span the entire enterprise. The highly configurable release will feature a new, intuitive user-interface that will retain the same look and feel across all i2 products, increasing ease-of-use and significantly decreasing the amount of training needed for i2 customers. The release will also feature tighter integration between i2 products, including the new order management product, the RightWorks procurement product, and an integrated workflow manager, all rolled out with a newly refined release management process. i2 Release 5.2 will have multi-language capabilities and be double-byte enabled.

         "i2 continues to operate from a position of strength as a market leader," said Brady. "We believe that we are in the right place, at the right time, with the best solution. The key now is combining those assets differently to get the best results."

ABOUT i2

i2 is creating real value for its global e-business customers through its i2 TradeMatrix Solutions(TM), content and marketplace platform. i2 TradeMatrix allows businesses to create both private and public marketplaces, while improving the efficiencies of all participants. i2 provides a wide variety of collaborative e-business services for both the early stages and next generation of e-business adoption, with each service supported by decision optimization, transaction management and content management solutions. Founded in 1988 and headquartered in Dallas with offices worldwide, i2's mission is to deliver $75 billion in value to its customers by 2005.

i2 is a registered trademark of i2 Technologies, Inc., i2 TradeMatrix, i2 TradeMatrix Solutions, and the i2 logo design are trademarks of i2 Technologies, Inc.

i2 CAUTIONARY LANGUAGE

This press release contains forward-looking statements including expectations of future financial and operating results, continued demand for our solutions, our ability to achieve anticipated cost reductions, and our customers' ability to achieve expected benefits of our software. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from these expectations. Factors that could cause actual results to differ include but are not limited to: continued reduction in the pace of IT spending, general economic conditions, competition, the failure of our customers to successfully implement our solutions or to achieve benefits attributable to our products, increased length of sales cycles, revenue stream volatility as a result of our reliance on large transactions, decreased visibility

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PRESS RELEASE



i2 ANNOUNCES SECOND QUARTER 2001 RESULTS
PAGE 4

into future revenues growth or weakness, unforeseen expenses we may incur in future quarters, or the inability to identify expenses that can be eliminated. In addition, please refer to i2's filings with the Securities and Exchange Commission (SEC), including the sections captioned "Forward-Looking Statements" and "Factors That May Affect Future Results" in Management's Discussion and Analysis of Financial Condition and Results of Operations, Item 7 of our Form 10-K filed with the SEC on March 29, 2001, and Item 2 of our Form 10-Q filed with the SEC on May 4, 2001, for a more complete discussion of these risks and uncertainties. i2 assumes no obligation to update the forward-looking information contained in this news release.


                                       ###


CONTACT:
Sue LaDow                                   Brent Anderson
Media Relations                             Investor Relations
469-357-3027                                469-357-6012
susan_ladow@i2.com                          brent_anderson@i2.com

PRESS RELEASE




                              i2 TECHNOLOGIES, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                 For the Three Months Ended    For the Six Months Ended
                                                                           June 30,                     June 30,
                                                                 --------------------------    --------------------------
                                                                     2001           2000          2001           2000
                                                                 -----------    -----------    -----------    -----------
Revenues:
        Software licenses                                        $   105,826    $   150,245    $   316,958    $   263,829
        Services                                                      82,976         60,483        176,199        107,352
        Maintenance                                                   52,183         31,894        104,386         57,720
                                                                 -----------    -----------    -----------    -----------
               Total revenues                                        240,985        242,622        597,543        428,901
Costs and expenses:
        Cost of revenues:
          Cost of software licenses                                   18,416         10,052         40,227         15,745
          Amortization of acquired technology                         12,909          5,335         25,167          5,335
          Cost of services and maintenance                            84,675         48,212        167,760         89,256
        Sales and marketing                                          145,977         85,648        286,606        151,803
        Research and development                                      71,371         51,432        146,607         91,039
        General and administrative                                    27,958         20,909         57,657         37,511
        Amortization of intangibles                                  762,608        203,612      1,519,308        203,612
        In-process R&D and acquisition-related expenses                   --         98,763          4,700         99,319
        Restructuring charges                                         33,000             --         33,000             --
                                                                 -----------    -----------    -----------    -----------
                Total costs and expenses                           1,156,914        523,963      2,281,032        693,620
                                                                 -----------    -----------    -----------    -----------
Operating loss                                                      (915,929)      (281,341)    (1,683,489)      (264,719)
        Other income (expense), net                                   (2,270)         4,213        (15,807)         6,712
                                                                 -----------    -----------    -----------    -----------
Loss before income taxes                                            (918,199)      (277,128)    (1,699,296)      (258,007)
Provision (benefit) for income taxes                                 (57,325)         3,688        (64,271)        11,068
                                                                 -----------    -----------    -----------    -----------
Net loss                                                         $  (860,874)   $  (280,816)   $(1,635,025)   $  (269,075)
                                                                 ===========    ===========    ===========    ===========
Basic and diluted loss per common share:
        Basic loss per common share                              $     (2.08)   $     (0.83)   $     (3.99)   $     (0.83)
        Diluted loss per common share                            $     (2.08)   $     (0.83)   $     (3.99)   $     (0.83)

        Weighted-average common shares outstanding                   412,937        338,230        409,517        324,232
        Weighted-average diluted common shares outstanding           412,937        338,230        409,517        324,232

PRESS RELEASE



                              i2 TECHNOLOGIES, INC.
      PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                    For the Three Months Ended       For the Six Months Ended
                                                                             June 30,                        June 30,
                                                                    -----------------------------    -----------------------------
                                                                       2001              2000           2001              2000
                                                                    -----------       -----------    -----------       -----------
Revenues                                                            $   240,985       $   242,622    $   597,543       $   428,901
Costs and expenses                                                      348,185           214,243        697,751           382,171
                                                                    -----------       -----------    -----------       -----------
Operating income (loss)                                                (107,200)           28,379       (100,208)           46,730
        Other income, net                                                 3,411             4,213          8,103             6,712
                                                                    -----------       -----------    -----------       -----------
Income (loss) before income taxes                                      (103,789)           32,592        (92,105)           53,442
Provision (benefit) for income taxes                                    (37,364)           12,222        (33,158)           20,041
                                                                    -----------       -----------    -----------       -----------
Net income (loss)                                                   $   (66,425)      $    20,370    $   (58,947)      $    33,401
                                                                    ===========       ===========    ===========       ===========
       Diluted earnings (loss) per common share                     $     (0.16)(1)   $      0.05    $     (0.14)(1)   $      0.09
       Weighted-average diluted common shares outstanding               412,937           389,568        409,517           376,746

The above pro forma amounts have been adjusted to exclude the following items:

Amortization of acquired technology                                 $    12,909       $     5,335    $    25,167       $     5,335
Amortization of intangibles                                             762,608           203,612      1,519,308           203,612
Write-off of in-process R&D and acquisition-related expenses                 --            98,763          4,700            99,319
Employer taxes on stock option excercises                                   212             2,010          1,106             3,183
Restructuring charges                                                    33,000                --         33,000                --
Net losses realized on minority investments                               5,681                --         23,910                --
Income tax effect                                                       (19,961)           (8,534)       (31,113)           (8,973)
                                                                    -----------       -----------    -----------       -----------
Net effect of pro forma adjustments                                 $   794,449       $   301,186    $ 1,576,078       $   302,476
                                                                    ===========       ===========    ===========       ===========


(1) Pro forma diluted loss per common share for the three and six months ended June 30, 2001 includes a special bad debt charge of approximately $26 million, pre-tax, taken in the second quarter primarily associated with public marketplace and dot-com customers. Excluding this special charge would reduce the pro forma loss to $0.12 and $0.10 per share for the three and six months ended June 30, 2001.

PRESS RELEASE



                              i2 TECHNOLOGIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                                        JUNE 30,      DECEMBER 31,
                                                                                          2001           2000
                                                                                      ------------    ------------
                                                                                       (UNAUDITED)
                ASSETS
Current assets:
        Cash and cash equivalents                                                     $    625,371    $    739,241
        Short-term investments                                                             193,923          84,086
        Accounts receivable, net                                                           220,583         298,465
        Deferred income taxes, prepaids and other current assets                           130,775          76,989
                                                                                      ------------    ------------
                Total current assets                                                     1,170,652       1,198,781
Premises and equipment, net                                                                146,912         124,852
Deferred income taxes and other assets                                                     456,921         410,026
Intangibles and goodwill, net                                                            6,040,232       7,492,167
                                                                                      ------------    ------------
                Total assets                                                          $  7,814,717    $  9,225,826
                                                                                      ============    ============

                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
        Accounts payable                                                              $     58,055    $     49,628
        Accrued liabilities                                                                163,300         111,739
        Accrued compensation and related expenses                                           92,852          84,942
        Deferred revenue                                                                   174,350         165,689
        Income taxes payable                                                                 8,163          10,056
                                                                                      ------------    ------------
                Total current liabilities                                                  496,720         422,054
Other long-term liabilities                                                                    181             325
Long-term debt                                                                             405,453         350,000
                                                                                      ------------    ------------
                Total liabilities                                                          902,354         772,379
                                                                                      ------------    ------------
Stockholders' equity:
        Preferred Stock, $0.001 par value, 5,000 shares authorized, none issued                 --              --
        Common Stock, $0.00025 par value, 2,000,000 shares authorized,
           413,632 and 405,840 shares issued and outstanding                                   103             102
        Additional paid-in capital                                                      10,276,330      10,174,012
        Accumulated other comprehensive loss                                               (15,060)         (6,694)
        Accumulated deficit                                                             (3,349,010)     (1,713,973)
                                                                                      ------------    ------------
                Total stockholders' equity                                               6,912,363       8,453,447
                                                                                      ------------    ------------
                Total liabilities and stockholders' equity                            $  7,814,717    $  9,225,826
                                                                                      ------------    ------------